Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated June 22, 2016, with respect to the financial statements and supplemental schedule included in the Annual report of the Knowles Corporation 401(k) Plan on Form 11-K for the year ended December 31, 2015. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Knowles Corporation on Form S-8 (File Nos. 333-194262, 333-211156 and 333-205690).

/s/ Grant Thornton LLP
Grant Thornton LLP

Chicago, Illinois
June 22, 2016